Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

IT Tech Packaging, Inc.

We hereby consent to the incorporation by reference our report dated March 23, 2020 in this Registration Statement on Form S-1, relating to the audit of the consolidated balance sheets of IT Tech Packaging, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of income and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years ended December 31, 2019 and 2018, which appears in the Registration Statement on Form S-1 (No. 333-251562), as amended, filed by the Company with the U.S. Securities and Exchange Commission on January 12, 2021 and on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission on March 23, 2020.

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, under the caption “Experts” in the Registration Statement on Form S-1 (No. 333-251562) incorporated by reference in this Registration Statement.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

San Mateo, California

January 14, 2021